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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported):  October 11, 1996



                               AEP INDUSTRIES INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)



              0-14450                                                 22-1916107
(Commission File No.)                       (I.R.S. Employer Identification No.)



125 Phillips Avenue, South Hackensack, New Jersey                          07606
(Address of Principal Executive Offices                               (Zip Code)



                                 (201) 641-6600
              (Registrant's Telephone Number, Including Area Code)


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2.   Acquisition on Disposition of Assets.

          On September 11, 1996, pursuant to a Purchase Agreement, dated June 20, 1996, as amended by Amendment No. 1 thereto, dated October 11, 1996 (collectively, the "Purchase Agreement"), with Borden, Inc. ("Borden") Registrant acquired the packaging business of Borden ("Borden Packaging") for a total consideration consisting of (a) approximately $260,000,000 in cash, subject to adjustment based on certain changes in working capital and long term liabilities, and (b) the delivery of 2,412,818 shares of Common Stock of Registrant to Borden. As a result of the issuance of these shares, Borden acquired 34% of the shares of Common Stock of Registrant outstanding after the transaction.

          For a more detailed description of the transaction, the principles followed in determining the amount of the consideration paid for Borden Packaging, reference is made to the Proxy Statement of Registrant, dated September 11, 1996, for Registrant's Special Meeting of Stockholders held on October 9, 1996, as filed with the Securities and Commission (the "Proxy Statement"), which Proxy Statement is incorporated herein by reference.

          In order to pay the cash portion of the purchase price for Borden Packaging and to repay the Registrant's existing credit facility, on October 11, 1996, the Registrant entered into a credit agreement (the "Credit Agreement") with Morgan Guarantee Trust Company, as Agent, and the bank's party thereto. Pursuant to the Credit Agreement the banks agreed to provide the Registrant with a $450,000,000 credit facility (the"Credit Facility"). The Credit Facility consisted of a revolving credit facility in the amount of $100,000,000 and a six-year amortizing term loan facility in the amount of $350,000,000. On October 11, 1996, the Registrant borrowed $365,000,000, consisting of $350,000,000 under the term loan and $15,000,000 under the revolving credit facility. The Registrant used $270,000,000 of the borrowing to fund the Borden Packaging purchase and to pay certain related acquisition costs. In addition, the Registrant used approximately $95,400,000 of such proceeds to repay the outstanding balance under the Registrant's existing Credit Agreement with Chase Manhattan Bank (National Association) as Administrative Agent, Mellon Bank, N.A., as Documentation Agent, and certain lenders party thereto.

          The Registrant currently intends to use the plants, equipment and other physical property acquired from Borden with the exception of one plant in North Andover, Massachusetts, where the former Borden operations will be transferred to a Company facility.

          Borden Packaging is a producer of flexible and rigid plastic packaging materials for the food and industrial markets. Its major product lines include: polyvinyl chloride stretch films for food packages and for food wrap, polyethylene based stretch wrap films for unitizing pallet loads, polypropylene films for flexible packaging of foods, and polypropylene films for process cheese products. The assets purchased were the plants and facilities of Borden Packaging in the United States, Canada and Australia and the stock of certain subsidiaries of Borden engaged in the packaging business in Europe, Asia, New Zealand and South Africa. To


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the Registrant's knowledge there was no material relationship between Borden or its affiliates and Registrant or  its affiliates.

          Pursuant to the Governance Agreement, dated June 20, 1996 as amended by Amendment No. 1 thereto, dated October 11, 1996 (collectively, the "Governance Agreement") between Registrant and Borden, following the closing of the acquisition the By-laws of the Company were amended and restated and
the Board of Directors of Registrant was increased to ten directors.   Three
of the current management directors and the two current independent directors were continued in office, four directors selected by Borden were elected and one current management director has resigned. The Governance Agreement provides that an independent director will be selected jointly by Registrant's management and Borden. For a description of the Governance Agreement, see the Proxy Statement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of Business Acquired. Financial Statements included in the Proxy Statement are incorporated herein by reference.

          (b) Pro forma financial information. Financial Statements included in the Proxy Statement are incorporated herein by reference.

          (c)  Exhibits.

               1. (a) Purchase Agreement between Borden, Inc. and AEP Industries Inc., dated as of June 20, 1996, without exhibits, filed as Exhibit C-1 to Registrant's Form 8-K for June 20, 1996, and incorporated herein by reference.

                  (b) Amendment No. 1 to Purchase Agreement between Borden, Inc. and AEP Industries, Inc., dated as of October 11, 1996, without exhibits.

               2. (a) Governance Agreement between Borden, Inc. and AEP Industries Inc., dated as of June 20, 1996, without exhibits, filed as Exhibit C-2 to Registrant's Form 8-K for June 20, 1996, and incorporated herein by reference.

                  (b) Amendment No. 1 to the Governance Agreement between Borden, Inc. and AEP Industries, Inc., dated as of October 11, 1996, without exhibits.

               3. Credit Agreement between Morgan Guarantee Trust Company, as Agent, and the banks party thereto and AEP Industries Inc., dated October 11, 1996.

               4. Amended and Restated By-laws of Registrant.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AEP INDUSTRIES INC.



Dated:  October 21, 1996

                                         /s/ Paul M. Feeney
                                         ----------------------------------
                                         Paul M. Feeney
                                         Executive Vice President
                                         Principal Financial Officer




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